Exhibit 10.11

ENVIRONMENTAL INDEMNITY AGREEMENT

This ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”), dated as of the 16th day of March, 2015, is executed by BR PARK & KINGSTON CHARLOTTE, LLC, a Delaware limited liability company (“Borrower”), to and for the benefit of CBRE MULTIFAMILY CAPITAL, INC., a Delaware corporation (“Lender”).

RECITALS:

A.           Borrower is the owner of the real property more particularly described on Exhibit A attached hereto and made a part hereof (the “Mortgaged Property”).

B.           Pursuant to that certain Multifamily Loan and Security Agreement dated as of the date hereof, by and between Borrower and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), Lender is making a loan to Borrower in the original principal amount of Fifteen Million Two Hundred Fifty Thousand and 00/100 Dollars ($15,250,000.00) (the “Mortgage Loan”), as evidenced by that certain Multifamily Note dated as of the date hereof, executed by Borrower and made payable to the order of Lender in the amount of the Mortgage Loan (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”).

C.           The Mortgage Loan is evidenced by the Note issued pursuant to the Loan Agreement and is secured by, among other things, the Security Instrument and the Loan Agreement.

D.           As a condition to the making of the Mortgage Loan to Borrower, Lender requires Borrower to deliver this Agreement.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

1.           Recitals.

The recitals set forth above are true and correct and are hereby incorporated by reference.

2.           Defined Terms.

All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:

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“Environmental Inspections” means the Prior Environmental Reports and all other past, current or future environmental inspections, reports, tests, investigations, studies, audits, reviews or other analyses (including those related to Significant Mold) related to or concerning the Mortgaged Property.

“Environmental Laws” means (a) all present and future federal, state, and local laws, ordinances, regulations, standards, rules, policies, and other governmental requirements, administrative rulings, court judgments, and decrees, and all amendments thereto, relating to pollution or protection of human health, wildlife, wetlands, natural resources or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including such laws governing or regulating the use, generation, storage, removal, remediation, recovery, treatment, handling, transport, disposal, control, release, discharge of, or exposure to, Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., the Occupational Safety and Health Act, 29 U.S.C. Chapter 15, et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136, et seq., and the River and Harbors Appropriation Act, 33 U.S.C. Section 403, et seq., and their state and local analogs, as any such statutes may be amended, restated, modified, or supplemented from time to time, and (b) all voluntary cleanup programs and/or brownfields programs under federal, state or local law, as may be amended, restated, modified, or supplemented from time to time.

“Environmental Permit” means any permit, license, agreement (including any agreement or undertaking pursuant to a voluntary cleanup program and/or a brownfields program) or other authorization issued under any Environmental Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.

“Existing Contamination” means any current, past or future contamination of, pollution of or impact to the groundwater, surface water, soil or any other media on, under or about, or the indoor or outdoor air of, the Mortgaged Property arising from, caused by, in connection with or otherwise related to in any manner to any REC or other condition described in any of the Prior Environmental Reports, whether originating on or from the Mortgaged Property or from a location other than the Mortgaged Property.

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“Hazardous Materials” means any substance, chemical, material or waste now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” within the meaning of or regulated or addressed under any Environmental Law. Without limiting the generality of the foregoing, Hazardous Materials includes: Significant Mold; petroleum and petroleum products and compounds containing them or derived from them, including natural gas, gasoline, diesel fuel, oil and other fuels and petroleum products or fractions thereof; radon; carcinogenic materials; explosives; flammable materials; infectious materials; corrosive materials; mutagenic materials; radioactive materials; polychlorinated biphenyls (PCBs) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; pipelines constructed for the purpose of transporting Hazardous Materials, whether empty or containing any substance; any substance the presence of which on, under or about the Mortgaged Property is regulated or prohibited by any Governmental Authority; any substance that is designated, classified or regulated pursuant to any Environmental Law; and any medical products or devices, including those materials defined as “medical waste” or “biological waste” under relevant statutes or regulations pertaining to any Environmental Law.

“Indemnitees” means, collectively:

(a)          Lender;

(b)          any prior owner or holder of the Note;

(c)          the Loan Servicer;

(d)          any prior Loan Servicer;

(e)          the officers, directors, shareholders, partners, managers, members, employees and trustees of any of the foregoing; and

(f)          the heirs, legal representatives, successors and assigns of each of the foregoing.

“NCDENR” means the North Carolina Department of Environment and Natural Resources, and any successor thereto or replacement thereof.

“O&M Plan” means a written plan, document, or agreement containing ongoing operating, maintenance, or monitoring actions for the Mortgaged Property or Improvements thereon.

“Prior Environmental Reports” means, individually and collectively, the following:

“2012 Geoscience Phase I ESA” means the Phase I Environmental Site Assessment, Park and Kingston Site, Charlotte, North Carolina, prepared by Geoscience Group, Inc. for Park Kingston Investors, LLC, dated June 22, 2012.

“2012 SMP” means the Soil Management Plan, Park and Kingston Site, Charlotte, North Carolina, prepared by Geoscience Group, Inc. for Park Kingston Investors, LLC c/o Merrifield Patrick Vermillion, dated October 12, 2012.

“2012 VMP” means the Vapor Mitigation Plan, Park and Kingston Site, Charlotte, North Carolina, prepared by Geoscience Group, Inc. for Park Kingston Investors, LLC c/o Merrifield Patrick Vermillion, dated December 12, 2012.

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“2013 Brownfields Notice” means the Notice of Brownfields Property, Park Kingston Investors LLC Site, Charlotte, North Carolina, prepared by NCDENR, dated July 2, 2013.

“2013 Geoscience Phase I ESA” means the Phase I Environmental Site Assessment, 127 West Park Avenue Site, Charlotte, North Carolina, prepared by Geoscience Group, Inc. for Park Kingston Investors, dated November 21, 2013.

“2014 Geoscience Phase I ESA” means the Phase I Environmental Site Assessment, 1611 South Tryon Street, Charlotte, North Carolina, prepared by Geoscience Group, Inc. for MPV Properties, dated July 25, 2014.

“2015 Blackstone Phase I Lender ESA” means the Phase I Environmental Site Assessment, Park & Kingston Apartments, 125 West Park Avenue, Charlotte, Mecklenburg County, North Carolina 28203, prepared by Blackstone Consulting LLC for Lender, dated February 13, 2015.

“2015 Blackstone Phase I Borrower ESA” means the Phase I Environmental Site Assessment, Park & Kingston Apartments, 125 West Park Avenue, Charlotte, Mecklenburg County, North Carolina 28203, prepared by Blackstone Consulting LLC for Borrower, dated February 13, 2015.

“Prohibited Activities or Conditions” means any of the following:

(a)          the presence (except as reported as Existing Contamination in the Prior Environmental Reports), use, generation, release, treatment, processing, storage, handling or disposal of any Hazardous Materials on, about or under the Mortgaged Property or any other property owned, leased or otherwise controlled by Borrower, Guarantor, Key Principal or any Borrower Affiliate that is adjacent to the Mortgaged Property or which impacts the Mortgaged Property;

(b)          the transportation of any Hazardous Materials to, from or across the Mortgaged Property;

(c)          any Remedial Work at, about or under the Mortgaged Property that has not been fully conducted in accordance with an O&M Plan approved in writing by Lender;

(d)          any activity on the Mortgaged Property that requires an Environmental Permit or other written authorization under Environmental Laws without Lender’s prior written consent;

(e)          any occurrence or condition on the Mortgaged Property or any other property owned, leased or otherwise controlled by Borrower, Guarantor, Key Principal or any Borrower Affiliate that is adjacent to the Mortgaged Property, which occurrence or condition is or is expected to be in violation of or noncompliance with Environmental Laws, or in violation of or noncompliance with the terms of any Environmental Permit; or

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(f)          any activities on the Mortgaged Property that directly or indirectly result in other property (whether adjacent to the Mortgaged Property or otherwise) being contaminated with Hazardous Materials or which causes such other property to be in violation of or noncompliance with Environmental Laws.

Provided, however, excluded from this definition shall be the safe and lawful use and storage of:

(1)         pre-packaged supplies, cleaning materials and petroleum products in such quantities and types as are customarily used for residential purposes and in the operation and maintenance of comparable multifamily properties so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Laws;

(2)         cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use in such quantities and types as are customarily found in comparable multifamily properties and which are used by tenants and occupants of residential dwelling units in the Mortgaged Property;

(3)         petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property’s parking areas, in such quantities and types as are customarily used in the operation and maintenance of comparable multifamily properties and so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Laws;

(4)         petroleum products stored in above-ground and underground storage tanks, so long as the existence of such above-ground and underground storage tanks has been previously disclosed by Borrower to Lender in writing and any such tank complies with and at all times continues to comply with all requirements of Environmental Laws; and

(5)         natural gas when transported and used for residential purposes in combustion appliances.

“REC” means any Recognized Environmental Condition as that term is defined and used in any of the Prior Environmental Reports, including without limitation all Controlled Recognized Environmental Conditions (and Controlled RECs) referenced therein.

“Remedial Work” means any investigation, site monitoring, containment, abatement, clean-up, removal, restoration or other remedial work in connection with the Existing Contamination, any Significant Mold, any Environmental Laws or any order of or agreement with any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property, or the use, operation or improvement of the Mortgaged Property under any Environmental Law or as recommended in writing by an environmental professional, certified industrial hygienist or person with similar qualifications with respect to Significant Mold.

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“Significant Mold” means any mold, fungus, bacterial, viral, or microbial matter or pathogenic organisms at, in or about the Mortgaged Property of a type or quantity that:

(a)          results in, or should reasonably result in, Remedial Work or a significant risk to human health or the environment as determined by a written analysis prepared by an environmental professional, certified industrial hygienist or person with similar qualifications reasonably acceptable to Lender;

(b)          is required or recommended to be addressed pursuant to Environmental Law, or written recommendation of an environmental professional, certified industrial hygienist or person with similar qualifications; or

(c)          would materially and negatively impact the value of the Mortgaged Property.

3.           Environmental Representations and Warranties.

Borrower represents and warrants to Lender that as of the Effective Date, except as previously disclosed by Borrower to Lender in writing or as set forth in any Environmental Inspection performed with respect to the origination of the Mortgage Loan dated prior to the Effective Date:

(a)          neither Borrower nor any Borrower Affiliates are in possession of any Environmental Inspections (or any environmental inspections of any other property owned, leased or otherwise controlled by Borrower or Borrower Affiliate that is adjacent to the Mortgaged Property) that have not been provided to Lender, nor have any Environmental Inspections (or any environmental inspections of any other property owned, leased or otherwise controlled by Borrower or Borrower Affiliate that is adjacent to the Mortgaged Property) been conducted by or on behalf of Borrower that have not been provided to Lender;

(b)          Borrower has not at any time engaged in, caused or permitted any Prohibited Activities or Conditions other than Prohibited Activities or Conditions that are the subject of an O&M Plan approved in writing by Lender;

(c)          Guarantor has not at any time engaged in, caused or permitted any Prohibited Activities or Conditions with respect to the Mortgaged Property or any adjacent property owned by Borrower, Guarantor, Key Principal or any Borrower Affiliate;

(d)          to Borrower’s knowledge, no Prohibited Activities or Conditions exist or have existed on the Mortgaged Property or on any adjacent property owned, leased or otherwise controlled by Borrower, Guarantor, Key Principal or any Borrower Affiliate;

(e)          the Mortgaged Property does not now contain any above-ground or underground storage tanks, and, to Borrower’s knowledge, the Mortgaged Property has not contained any above-ground or underground storage tanks in the past. If there is or was any storage tank located on the Mortgaged Property which has been previously disclosed by Borrower to Lender in writing or in any Environmental Inspection, that tank complies with, or has been removed in accordance with, all requirements of Environmental Laws;

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(f)          Borrower has complied with all Environmental Laws, including all requirements for notification regarding the presence of or any releases of Hazardous Materials. Without limiting the generality of the foregoing, Borrower has obtained all Environmental Permits required for the operation of the Mortgaged Property in accordance with Environmental Laws now in effect, Borrower has disclosed all such Environmental Permits to Lender, and all such Environmental Permits are in full force and effect;

(g)          to Borrower’s knowledge, no event has occurred with respect to the Mortgaged Property that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit;

(h)          there are no actions, suits, claims, orders, proceedings pending or, to Borrower’s knowledge, threatened that involve the Mortgaged Property and allege, arise out of or relate to any Prohibited Activity or Condition;

(i)          Borrower has not received any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Mortgaged Property or any other property owned, leased or otherwise controlled by Borrower, Guarantor, Key Principal or any Borrower Affiliate that is adjacent to the Mortgaged Property, and Borrower has no responsibility for or liability in connection with the current, past or threatened presence or release of any Hazardous Materials at, on, to or about the Mortgaged Property, including without limitation in connection with the Existing Contamination, and the Existing Contamination has not, and will not, affect any current or future uses of or operations on the Mortgaged Property;

(j)          Borrower has complied with all deed restrictions, land use limitations and all other requirements and controls applicable to the Mortgaged Property, including without limitation the requirements of the 2013 Brownfields Notice;

(k)          Borrower has fully and completely implemented and satisfied (i) all of the recommendations set forth in the 2015 Blackstone Phase I Borrower ESA, including without limitation recommended actions related to the investigation, remediation or excavation of the Existing Contamination, (ii) recommendations related to the installation, implementation and maintenance of vapor intrusion mitigation measures on, in or at the Mortgaged Property set forth in the 2012 VMP and (iii) recommendations regarding soil management measures set forth in the 2012 SMP, and has fully and completely complied with all orders, directives and recommendations of the NCDENR, including without limitation the requirements of the 2013 Brownfields Notice, and/or any other federal, state or local government agency, department, unit or authority related to the current, past or threatened presence or release of Hazardous Materials on, about or to the Mortgaged Property; and

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(l)          with respect to the Mortgaged Property, Borrower has conducted “all appropriate inquiries” and has established that Borrower is a “bona fide prospective purchaser,” as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601(35)(B) and (40), respectively, as the foregoing may be amended, restated, modified or supplemented from time to time, and Borrower, to the best of its knowledge, currently is able to assert and successfully maintain both the limitation to liability set forth in 42 U.S.C. Section 9607(r)(1) and the limitation to liability set forth in N.C.G.S. § 130A-310.7(a)(4), as either of the foregoing may be amended, restated, modified or supplemented from time to time.

4.           Environmental Covenants.

(a)          Borrower shall not engage in, cause or permit any Prohibited Activities or Conditions other than Prohibited Activities or Conditions that are the subject of an O&M Plan approved in writing by Lender so long as Borrower remains in full compliance therewith.

(b)          Borrower shall take all commercially reasonable actions (including the inclusion of appropriate provisions in any Leases executed after the date of this Agreement) to prevent its employees, agents and contractors, and all tenants and other occupants from causing or permitting any Prohibited Activities or Conditions. Borrower shall not lease or allow the sublease or use of all or any portion of the Mortgaged Property to any tenant or subtenant for nonresidential use by any user that, in the ordinary course of its business, would cause or permit any Prohibited Activity or Condition.

(c)          Borrower shall not permit Guarantor to engage in, cause or permit any Prohibited Activities or Conditions with respect to any property that is adjacent to the Mortgaged Property that is owned, leased or otherwise controlled by Borrower, Guarantor, Key Principal or any Borrower Affiliate;

(d)          Lender shall have the right to require the establishment of, monitor and review an O&M Plan with respect to Hazardous Materials on the Mortgaged Property or any other property owned, leased or otherwise controlled by Borrower, Guarantor, Key Principal or any Borrower Affiliate that is adjacent to the Mortgaged Property. If an O&M Plan has been established, Borrower and its employees shall comply in a timely manner with, and shall use all commercially reasonable efforts to cause all agents and contractors of Borrower and any other persons present on the Mortgaged Property to comply with, the O&M Plan. All costs of performance of Borrower’s obligations under any O&M Plan shall be paid by Borrower, and Lender’s reasonable out-of-pocket costs incurred in connection with the monitoring and review of the O&M Plan and Borrower’s performance shall be paid by Borrower within ten (10) days of demand by Lender. Any such out-of-pocket costs of Lender which Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in the Security Instrument.

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(e)          Borrower shall comply with all Environmental Laws applicable to the Mortgaged Property, including (1) all requirements for notification regarding the presence of or any releases of Hazardous Materials, and (2) all requirements governing the presence or removal of any above-ground or underground storage tank located on the Mortgaged Property. Without limiting the generality of the previous sentence, Borrower shall obtain and maintain all Environmental Permits required by Environmental Laws, shall comply with all conditions of such Environmental Permits and all such Environmental Permits shall be kept in full force and effect.

(f)          Borrower shall not utilize, contact or permit contact with any groundwater on, under or about the Mortgaged Property or any contaminated soils beneath the Mortgaged Property, unless required or requested by NCDENR or another regulatory authority for purposes of investigation, monitoring and/or Remedial Work in connection with the Existing Contamination, in which case such investigation, monitoring and/or Remedial Work shall be conducted in a safe and proper manner and in compliance with all Environmental Laws and Environmental Permits.

(g)          Borrower shall take all steps necessary to maintain its eligibility for the bona fide prospective purchaser limitation on liability set forth in 42 U.S.C. Section 9607(r) and the bona fide purchaser limitation to liability set forth in N.C.G.S. § 130A-310.7(a)(4), as either of the foregoing may be amended, restated, modified or supplemented from time to time, including, without limitation, taking reasonable steps to (i) stop any continuing release of Hazardous Materials on or to the Mortgaged Property, (ii) prevent any threatened future releases of Hazardous Materials on or to the Mortgaged Property and (iii) prevent or limit human, environmental and natural resource exposure to any Hazardous Materials releases on or to the Mortgaged Property.

(h)          Borrower shall implement all recommendations of any environmental professionals as set forth in any Environmental Inspections prepared or issued after the date of this Agreement by an environmental professional retained by or on behalf of Borrower, any Borrower Affiliate, lender or any persons or entities affiliated with any of the foregoing. At Lender’s request, Borrower shall retain an environmental professional acceptable to Lender to assess any current, past or threatened impacts to the Mortgaged Property arising from or related to the Existing Contamination, and Borrower shall promptly and fully implement all recommendations of said environmental professional.

(i)          Borrower shall observe and fully comply with all deed restrictions, land use limitations and all other requirements and controls applicable to the Mortgaged Property, including without limitation the requirements of the 2013 Brownfields Notice.

(j)          The Borrower shall, in January of every year of its ownership of the Mortgaged Property, submit a notarized Land Use Restrictions Update, as described in the 2013 Brownfields Notice, to NCDENR and to the chief public health and environmental officials of Mecklenburg County, North Carolina, certifying that, as of the first day of that January, the 2013 Brownfields Notice remains recorded at the Mecklenburg County Register of Deeds office and that the land use restrictions set forth in the 2013 Brownfields Notice are being complied with, and containing all other information as required by the 2013 Brownfields Notice. Borrower shall provide a copy of any such notice to Lender at the same time the notice is provided to NCDENR.

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(k)          Borrower shall not use or permit the use of the Mortgaged Property as an outdoor park or for sports of any kind, as a playground, for child care centers or schools, for horse riding or other equestrian activities without the prior written approval of NCDENR and prior written notification to Lender of such approval.

(l)          Borrower shall provide NCDENR and any other federal, state or local regulatory authority, agency, department or unit with jurisdiction over the Mortgaged Property and any of their consultants or environmental professionals, and any responsible party associated with the Existing Contamination and any of their consultants or environmental professionals or any person or entity conducting environmental assessment or remediation at the Mortgaged Property at the direction of, or pursuant to a permit, order or agreement issued or entered into by NCDENR, with access to the Mortgaged Property to conduct investigation, monitoring and any Remedial Work associated with the Existing Contamination, and shall comply with all directives, orders and recommendations of NCDENR or any other regulatory authority, agency, department or unit with jurisdiction over the Mortgaged Property related to the current, past or threatened presence or release of Hazardous Materials on, about or to the Mortgaged Property.

(m)          Borrower shall ensure that the 2013 Brownfields Notice remains attached to the deed for the relevant portion of the Mortgaged Property including for any subsequent transfers or sales of that portion of the Mortgaged Property, as required by the 2013 Brownfields Notice.

(n)          Borrower shall promptly notify Lender in writing upon the occurrence of any of the following events:

(1)         Borrower’s discovery of any Prohibited Activity or Condition;

(2)         any plans or requirements to conduct any Remedial Work or pay any amounts in connection with the Existing Contamination;

(3)         Borrower’s receipt of notice of any action, suit, claim, proceeding, order, notice of violation or other communication from any property management agents, Governmental Authority or other Person with regard to present or future alleged Prohibited Activities or Conditions or any other environmental, health or safety matters affecting the Mortgaged Property or any other property owned, leased or otherwise controlled by Borrower, Guarantor, Key Principal or any Borrower Affiliate that is adjacent to the Mortgaged Property; and

(4)         any representation or warranty in Section 3 of this Agreement was untrue as of the date of this Agreement, or Borrower’s breach of any of its obligations under this Section 4.

Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Agreement, the Note or any other Loan Document.

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5.           Inspections.

Lender shall have the right to cause to be undertaken and thereafter obtain any Environmental Inspections in connection with any Foreclosure Event, or as a condition of Lender’s consent to any Transfer, or required by Lender following a reasonable determination by Lender that Prohibited Activities or Conditions may exist. Borrower shall pay within ten (10) days after written demand from Lender the reasonable costs of any Environmental Inspections required by Lender in accordance with this Section 5. Any such costs incurred by Lender (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly after notice and request by Lender shall become an additional part of the Indebtedness as provided in the Security Instrument. The results of all Environmental Inspections made by Lender shall at all times remain the property of Lender and Lender shall have no obligation to disclose or otherwise make available to Borrower or any other party such results or any other information obtained by Lender in connection with its Environmental Inspections; provided, however, if Borrower reimbursed Lender for the cost of such Environmental Inspections, upon request by Borrower, Lender shall provide a copy of such Environmental Inspections to Borrower. Lender hereby reserves the right, and Borrower hereby expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by Lender or Borrower with respect to the Mortgaged Property. Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any Environmental Inspections. Borrower acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the results of any Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount which a party may bid at such sale. Borrower agrees that Lender shall have no liability whatsoever as a result of delivering the results of any Environmental Inspections to any third party, and Borrower hereby releases and forever discharges Lender from any and all actions, suits, claims, proceedings, orders, damages or causes of action, arising out of, connected with or incidental to conducting any such Environmental Inspections or providing the results of the same or delivering the same to any person or entity.

6.           Remedial Work.

If any Remedial Work is contemplated, planned or undertaken at or about the Mortgaged Property or is (a) necessary to comply with or required by any Environmental Law or order (that has not been stayed on appeal) of any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property under any Environmental Law or order, or (b) required by Lender based on written recommendation from an environmental professional, certified industrial hygienist or person with similar qualifications with respect to Significant Mold, or (c) is otherwise required by Lender as a consequence of any Prohibited Activity or Condition or to prevent the occurrence of a Prohibited Activity or Condition, Borrower shall, at its sole cost and expense and by the earlier of (1) thirty (30) days after notice from Lender demanding such action, or (2) the applicable deadline required by Environmental Law or order, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete the work by the time required by applicable Environmental Law or order or relevant Governmental Authority. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so (including any related reasonable attorneys’ fees). Any reimbursement due from Borrower to Lender shall be due and payable within ten (10) days of demand by Lender.

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Borrower shall pay for any and all costs and expenses of any environmental consultant referenced within or required by this Agreement and for any and all environmental investigation, analysis, studies, testing, monitoring, reports, or Remedial Work referenced within or required by this Agreement.

7.           Cooperation.

Borrower, at its sole cost and expense, shall cooperate with any inquiry by any Governmental Authority and any determination of Lender that Prohibited Activities or Conditions may exist (as provided in Section 5), and shall timely comply with any governmental or judicial order which arises from any alleged Prohibited Activity or Condition.

8.           Indemnification.

(a)          Except (1) in connection with any Prohibited Activity or Condition caused directly by Lender or its agents or employees after it takes possession as mortgagee-in-possession or otherwise, (2) as set forth in Section 8(g), or (3) to the extent that any such items occur solely as a result of the gross negligence or willful misconduct of Lender or its affiliates, employees or representatives, as determined by a court of competent jurisdiction pursuant to a final non-appealable court order, Borrower shall indemnify, hold harmless and defend the Indemnitees for, from and against all actions, suits, claims, proceedings, orders, damages, penalties and costs (whether initiated or sought by Governmental Authorities or private parties), including any reasonable fees and out-of-pocket expenses of attorneys and expert witnesses, investigatory fees and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

(A)         any breach of any representation or warranty of Borrower in this Agreement;

(B)         the Existing Contamination, including but not limited to any Remedial Work required of Borrower and/or others on, about or under the Mortgaged Property (including but not limited to the groundwater, soils or indoor air on, under or about the Mortgaged Property) or any impact that the Existing Contamination has on the Mortgaged Property or any current or future use thereof;

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(C)         any and all costs and expenses of any environmental consultant referenced within or required by this Agreement and for any and all environmental investigation, analysis, studies, testing, monitoring, reports, or Remedial Work referenced within or required by this Agreement, including without limitation activities related to the Existing Contamination;

(D)         any requirements of NCDENR or any other regulatory authority, agency, department or unit with respect to the Mortgaged Property or any portion thereof (including without limitation with respect to the subsurface, soils, groundwater or indoor air of the Mortgaged Property);

(E)         any failure by Borrower to perform any of its obligations under this Agreement;

(F)         any Remedial Work;

(G)         the existence or alleged existence of any Prohibited Activity or Condition, including any loss, cost or damage arising out of the existence of any underground storage tank on the Mortgaged Property, whether known or unknown to any Borrower;

(H)         the presence or alleged presence of Hazardous Materials on or under (i) the Mortgaged Property or (ii) any other property if the Hazardous Materials were derived from, or alleged to have derived from, the Mortgaged Property;

(I)         the actual or alleged violation of any Environmental Law at or about the Mortgaged Property.

(b)          Borrower shall be fully and personally liable for its obligations under this Agreement. To the extent permitted by law, Borrower’s liability shall not be limited by the amount of the Indebtedness, the repayment of the Indebtedness or otherwise (including as a result of any limitation on personal liability set forth in the Loan Agreement or any other Loan Document).

(c)          Counsel selected by Borrower to defend Indemnitees shall be subject to the approval of those Indemnitees, which approval shall not be unreasonably withheld, conditioned or delayed. However, any Indemnitee may elect to defend any action, suit, claim, proceeding, or order at Borrower’s expense if such Indemnitee reasonably determines that there is a conflict between the interests of Borrower and such Indemnitee, or if such Indemnitee reasonably determines that such election is necessary to protect Indemnitee’s security under the Security Instrument. Notwithstanding the foregoing, Lender may employ at its own cost and expense its own legal counsel and consultants to prosecute, defend or negotiate any action, suit, claim, proceeding, or order. Further, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned), Lender may settle or compromise any action, suit, claim, proceeding, or order. Borrower shall reimburse Lender within fifteen (15) days of its receipt of written demand from Lender for all reasonable costs and expenses incurred by Lender which are required to be reimbursed under the terms of this provision, including all costs of settlements entered into in good faith, and the reasonable fees and out-of-pocket expenses of attorneys and consultants.

Environmental Indemnity Agreement Fannie Mae (Park & Kingston Apartments)	Form 6085 08-14	Page 13 © 2014 Fannie Mae

(d)          Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to any action, suit, claim, proceeding, or order, settle or compromise such action, suit, claim, proceeding, or order if the settlement may materially and adversely affect any Indemnitee, as determined by Lender, or results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of the applicable Indemnitees (such release satisfactory in form and substance to Lender).

(e)          Borrower’s obligation to indemnify the Indemnitees shall not be limited or impaired by any of the following, or by any failure of Borrower or any guarantor to receive notice of or consideration for any of the following:

(1)         the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part;

(2)         the rate of interest on or period of amortization of the Mortgage Loan or the amount of the Monthly Debt Service Payments payable under the Loan Documents may be modified;

(3)         the time for Borrower’s performance of or compliance with any covenant or agreement contained in any Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived;

(4)         the maturity of the Indebtedness may be accelerated as provided in the Loan Documents;

(5)         any or all payments due under the Loan Agreement or any other Loan Document may be reduced;

(6)         any Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount of the Mortgage Loan;

(7)         any amounts under the Loan Agreement or any other Loan Document may be released;

(8)         any security for the Indebtedness may be modified, exchanged, released, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness;

Environmental Indemnity Agreement Fannie Mae (Park & Kingston Apartments)	Form 6085 08-14	Page 14 © 2014 Fannie Mae

(9)         the payment of the Indebtedness or any security for the Indebtedness, or both, may be subordinated to the right to payment or the security, or both, of any other present or future creditor of Borrower;

(10)        any payments made by Borrower to Lender may be applied to the Indebtedness in such priority as Lender may determine; and

(11)        any other terms of the Loan Documents may be modified as required by Lender.

(f)          Borrower shall, at its own cost and expense, do all of the following:

(1)         pay or satisfy any judgment or decree that may be entered against any Indemnitee in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Agreement;

(2)         reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Agreement; and

(3)         reimburse Indemnitees for any and all expenses, including reasonable fees and out-of-pocket expenses of attorneys and expert witnesses, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Agreement, or in monitoring and participating in any legal or administrative proceeding.

(g)          The provisions of this Agreement shall be in addition to any and all other obligations and liabilities that Borrower may have under applicable law or under other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Agreement without regard to whether Lender or that Indemnitee has exercised any rights against the Mortgaged Property or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. The obligation of Borrower to indemnify the Indemnitees under this Agreement shall not be applicable to any Prohibited Activities or Conditions or any other environmental contamination that occurs after:

(1)         the date of any Foreclosure Event, or

(2)         if Borrower has a right under applicable law to physical possession or control of the Mortgaged Property following the date of any Foreclosure Event, the earlier of the date:

(A)         Lender takes physical possession and control of the Mortgaged Property, or

(B)         Lender has the legal right to take physical possession and control of the Mortgaged Property;

Environmental Indemnity Agreement Fannie Mae (Park & Kingston Apartments)	Form 6085 08-14	Page 15 © 2014 Fannie Mae

provided, however, that in any such event, Borrower (i) must have relinquished physical possession and control of the Mortgaged Property as of such date, and (ii) shall have the burden of providing evidence to Lender’s satisfaction that any Prohibited Activities or Conditions or any other environmental contamination occurred after such date.

9.           Event of Default.

Borrower understands that a default of its obligations under this Agreement that is not cured after the expiration of all applicable notice and cure periods, if any, shall be an Event of Default under the Loan Agreement (as provided in Article 14 thereof), and that in addition to any remedies specified in this Agreement, Lender shall be entitled to exercise all of its rights and remedies under the Loan Agreement and other Loan Documents, however, the obligations hereunder shall not be secured by the Security Instrument.

10.          Subrogation.

Borrower shall at its sole cost and expense take any and all reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for any Prohibited Activities or Conditions or for the presence of any Hazardous Materials at, in, on, under or near the Mortgaged Property or otherwise obligated by law to bear the cost of any of the foregoing. Indemnitees shall be and hereby are subrogated to all of Borrower’s rights now or hereafter in such actions, suits, claims, or proceedings arising out of or relating to any Prohibited Activity or Condition or any Hazardous Materials.

11.          Termination of Indemnification Obligations.

Except as provided in Section 11(a), Section 11(b), and Section 11(c), upon full performance by Borrower of all of its obligations under the Loan Documents, including payment in full by Borrower of all Indebtedness pursuant to the terms of the Loan Documents, either at the Maturity Date or by voluntary prepayment, Borrower shall have no obligation to indemnify the Indemnitees from and after the date of the receipt by Lender of payment in full of all Indebtedness under the Loan Documents (the “Repayment Date”). Notwithstanding the foregoing:

(a)          If the payment of all or any part of the Indebtedness by Borrower, any Guarantor or any other Person should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Insolvency Laws relating to a Voidable Transfer, and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of its counsel, then this Agreement and the indemnification obligations of Borrower under this Agreement shall automatically be revived, reinstated and restored, and shall exist as though such Voidable Transfer had never been made and the Lien of the Security Instrument not been released.

Environmental Indemnity Agreement Fannie Mae (Park & Kingston Apartments)	Form 6085 08-14	Page 16 © 2014 Fannie Mae

(b)          The indemnification obligations of Borrower under this Agreement shall survive payment in full of the Indebtedness with respect to any claims, suits, orders, proceedings or actions existing as of the Repayment Date or which subsequently come into existence prior to the date on which Lender repays or restores, in whole or in part, any such Voidable Transfer as set forth in Section 11(a).

(c)          The obligation of Borrower to indemnify the Indemnitees under this Agreement, as limited by Section 8(g), shall survive the occurrence of any Foreclosure Event, even if, as a result of the occurrence of such Foreclosure Event, the Indebtedness is paid or satisfied in full.

12.          Entity Representations.

Borrower represents and warrants that:

(a)          Borrower has the full corporate, trust, limited liability company or partnership power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder;

(b)          the execution, delivery and performance of this Agreement by Borrower has been duly and validly authorized;

(c)          all requisite corporate, trust, limited liability company or partnership action, as applicable has been taken by Borrower to make this Agreement valid and binding upon Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws or the exercise of discretion by any court; and

(d)          this Agreement constitutes a valid, legal and binding obligation of Borrower, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable Insolvency Laws or the exercise of discretion by any court.

13.          Waiver.

Borrower hereby waives and relinquishes:

(a)          any right or claim of right to cause a marshaling of Borrower’s assets or to cause any Indemnitee to proceed against any other Person or any of the security for the Indebtedness before proceeding under this Agreement against Borrower;

(b)          all rights and remedies accorded by applicable law to indemnitors or guarantors or sureties, except any rights of subrogation which Borrower may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any actions, suits, claims, proceedings, orders or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including any actions, suits, claims, proceedings, or orders that such subrogation rights were abrogated by any acts of any Indemnitee;

Environmental Indemnity Agreement Fannie Mae (Park & Kingston Apartments)	Form 6085 08-14	Page 17 © 2014 Fannie Mae

(c)          the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by any Indemnitee;

(d)          notice of acceptance hereof and of any action taken or omitted in reliance hereon;

(e)          presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand under this Agreement;

(f)          all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose; and

(g)          any limitation on the amount or type of damages, compensation or benefits payable by or for Borrower under workers’ compensation acts, disability benefit acts or other employee benefit acts.

Notwithstanding anything to the contrary contained herein, Borrower hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Indebtedness until the Indebtedness shall have been paid in full. No delay by any Indemnitee in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such power, privilege or right.

14.          Notices.

All notices, demands and other communications under or concerning this Agreement shall be in writing and given in accordance with the provisions of Section 15.02 (Notice) of the Loan Agreement.

15.          Rights Cumulative.

The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Loan Agreement, the Security Instrument or any other Loan Document or would otherwise have at law or in equity.

16.          Entire Agreement.

This Agreement constitutes the entire agreement of Borrower for the benefit of Lender and supersedes any prior agreements with respect to the subject matter hereof.

17.          No Modification Without Writing.

This Agreement may not be terminated or modified in any way nor can any right of Lender or any obligation of Borrower be waived or modified, except by a writing signed by Lender and Borrower.

Environmental Indemnity Agreement Fannie Mae (Park & Kingston Apartments)	Form 6085 08-14	Page 18 © 2014 Fannie Mae

18.          Severability.

Each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement shall in any respect be ineffective or invalid under such law, such ineffectiveness or invalidity shall not affect the remainder of such provision or the remaining provisions of this Agreement.

19.          Governing Law.

This Agreement shall be governed by and construed in accordance with the substantive law of the Property Jurisdiction without regard to the application of choice of law principles that would result in the application of the laws of another jurisdiction.

20.          Jurisdiction.

Any controversy arising under or in relation to this Agreement shall be litigated exclusively in the Property Jurisdiction without regard to conflict of laws principles. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Agreement or any other Loan Document. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

21.          Successors and Assigns.

Subject to the terms of the Loan Agreement, no Borrower may transfer or assign any of its rights or obligations under this Agreement without the prior written consent of Lender. Subject to the foregoing, this Agreement shall be continuing, irrevocable and binding on each Borrower and its successors and assigns and shall inure to the benefit of Lender and the other Indemnitees, and Lender’s successors and assigns, including to any transferee pursuant to a Foreclosure Event.

22.          Time is of the Essence.

Borrower agrees that, with respect to each and every obligation and covenant contained in this Agreement, time is of the essence.

23.          Joint and Several (or Solidary) Liability.

If more than one Person executes this Agreement as Borrower, the obligations of such Persons shall be joint and several (solidary instead for purposes of Louisiana law).

24.          Construction.

(a)          The captions and headings of the sections of this Agreement are for convenience only and shall be disregarded in construing this Agreement.

Environmental Indemnity Agreement Fannie Mae (Park & Kingston Apartments)	Form 6085 08-14	Page 19 © 2014 Fannie Mae

(b)          Any reference in this Agreement to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Agreement or to a Section or Article of this Agreement.

(c)          Any reference in this Agreement to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

(d)          Use of the singular in this Agreement includes the plural and use of the plural includes the singular.

(e)          As used in this Agreement, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only, and not a limitation.

(f)          Whenever Borrower’s knowledge is implicated in this Agreement or the phrase “to Borrower’s knowledge” is used in this Agreement, Borrower’s knowledge or such phrase(s) shall be interpreted to mean to the best of Borrower’s knowledge after reasonable and diligent inquiry and investigation.

(g)          Unless otherwise provided in this Agreement, if Lender’s designation, determination, selection, estimate, action, approval or decision is required, permitted or contemplated hereunder, such designation, determination, selection, estimate, action, approval or decision shall be made or withheld in Lender’s sole and absolute discretion.

(h)          All references in this Agreement to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

25.          WAIVER OF TRIAL BY JURY.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN BY BORROWER AND LENDER, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

[Remainder of Page Intentionally Blank]

Environmental Indemnity Agreement Fannie Mae (Park & Kingston Apartments)	Form 6085 08-14	Page 20 © 2014 Fannie Mae

IN WITNESS WHEREOF, Borrower has signed and delivered this Agreement under seal (where applicable) or has caused this Agreement to be signed and delivered under seal (where applicable) by its duly authorized representative. Where applicable law so provides, Borrower intends that this Agreement shall be deemed to be signed and delivered as a sealed instrument.

BORROWER:

BR PARK & KINGSTON CHARLOTTE, LLC,
a Delaware limited liability company

By:	23Hundred, LLC,
a Delaware limited liability company,
its Sole Member

	By:	/s/ Jordan Ruddy	(SEAL)
	Name:	Jordan Ruddy
	Title:	Authorized Signatory

Environmental Indemnity Agreement Fannie Mae (Park & Kingston Apartments)	Form 6085 08-14	Page S-1 © 2014 Fannie Mae

Exhibit A

TO

ENVIRONMENTAL INDEMNITY AGREEMENT

Description of the Land

All that certain lot, piece or parcel of land, with me buildings and improvements thereon erected, situate, lying and being in the City of Charlotte. County of Mecklenburg, State of North Carolina.

BEING ALL OF Lots 5, 6, a, 14, 15 and 16 of Block 2, Wilmore- Sec. 1 as shown on map or plat thereof recorded in Map Book Page 96, Mecklenburg County Public Registry; and

BEING ALL OF Lot 4, Block 2, Wilmore -Sec, 1. as shown on map or plat thereof recorded in Map Book 332, Page 96, Mecklenburg County Public Registry;

SAVE AND EXCEPT that certain part of lot 4 conveyed by deed recorded in Book 16430, Page 597 and Book 13604, Page 845, Mecklenburg County Public Registry; and

BEING ALL OF Map Book Lot 17, Block 2, Wilmore • Sec. 1, as shown on map or plat thereof recorded in Map Book 332, Page 96, Mecklenburg County Public Registry;

Together with all the grantor's light title and interest in the vacated portion of the 10 foot alley adjacent to the land described above.

The above described property is described on The Survey prepared by Thomas White / Cara Hunter of Carolina Surveyors, Inc as follows:

Commencing at a point, said point being the southernmost Intersection of the rights-of-way of South Tryon Street and West Park Avenue, City of Charlotte, Mecklenburg County, North Carolina: thence with a bearing of S 59"17'06" E and a distance of 58.81' to a mark in concrete in the southwesterly right-of-way of West Park Avenue, being the POINT OF BEGINNING; thence following the southwesterly right-of -way of West Park Avenue with a bearing of S 59"25'3Ct E and a distance of 140.00' to an existing nail in the southwesterly right-of -way of West Park Avenue, said nail also being the common corner of the property of Steven T Price recorded in deed book 15430, page 597; thence leaving the right-of way of West Park Avenue and following the common line of the Price property with a bearing of S 30"'34'30" W and a distance of 195.00 to an existing rebar in the northerlymost margin of a 10' public alleyway recorded in map book 332, page 96: thence with a bearing of S 30"33'13” W and a distance of 5.12’ to an existing rebar in the northwesterly margin of said 10’ alleyway; thence with a bearing of N 59”26'41" W and a distance of 40.17' to an existing rebar, said rebar being the northerlymost comer of the property of 1616 Center, LLC recorded in deed book 29498, page 223; thence following the common line of the 1616 Center, LLC property with a bearing of S 30”37'52" W and a distance of 5.13' to an existing rebar: thence continuing with the common line of 1616 Center, LLC with a bearing of S 30”38'58” W and a distance of 195.19' to an existing rebar in the northeasterly margin of the right-of-way of West Kingston Avenue; thence following the margin of the right-of-way of West Kingston Avenue with a bearing of N 59”21'02” W and a distance of 199.87' to an existing rebar, said rebar also being the common comer of the property of William H. & Ruth Goforth recorded in deed book 3215, page thence following the common line of the Goforth property with a bearing of N 30"38'58” E and a distance of 195.19' to an existing rebar; thence v.1th a bearing of N 48”27'18” E and a distance of 5.26' to an existing rebar, said rebar also being the easternmost comer of the property of Alan B. Griffin recorded in deed book 11146, page 985; thence with a bearing of S 59”23'16" E and a distance of 87.17' to an existing rebar; thence with a bearing of N 30”36'44" E and a distance of 5.00' to an existing rebar; thence with a bearing of N 23”42'07" W and a distance of 152.68' to an existing rebar in the southeasterly margin of the right-of-way of South Tryon Street; thence following the margin of the right-of-way of South Tryon Street with a bearing of N 66"35'18" E and a distance of 60.28' to a point; thence leaving the right-of-way of South Tryon Street with a bearing of S 23'38'16” E and a distance of 123.63' to an existing rebar; thence with a bearing of N 30"20'45" E and a distance of 129.39' to an existing mark in concrete; being the POINT OF BEGINNING

Schedule A to UCC Financing Statement Fannie Mae (Park & Kingston Apartments)	Form 6421 01-11	Page 1 © 2011 Fannie Mae